[logo - American Funds (r)]

American Funds Distributors, Inc.
333 South Hope Street
Los Angeles, California 90071
Telephone 800/421-5475, ext. 59

Institutional selling group agreement


Ladies and Gentlemen:

We have entered into a principal underwriting agreement with each Fund in The American Funds Group (Funds) under which we are appointed exclusive agent for the sale of shares. You have indicated that you wish to act as agent for your customers in connection with the purchase, sale and redemption of shares of the Funds as are qualified for sale in your state. We agree to honor your request, subject to the terms of this Selling Group Agreement (Agreement) set forth below.

1.       Authorization

a. As a member of a group of firms authorized to make shares of the Funds available to institutional customers (Selling Group), you will make available to retirement plans (each a Plan, and collectively, Plans) shares of the Funds only as described in this Section 1. In placing orders for the purchase and sale of shares of the Funds, you will be acting as agent for your customers. We shall execute transactions for each of your customers only upon your authorization, at the regular public price currently determined by the respective Funds in the manner described in their offering prospectuses (Prospectuses). This Agreement on your part runs to us and to the respective Funds and is for the benefit of and enforceable by each. The offering Prospectuses and this Agreement set forth the terms applicable to sales of shares of the Funds through you and all other representations or documents are subordinate.

b. Except as provided for in paragraphs c and d of this Section: (1) if approved by us in writing prior to bidding, you will make Class A shares of the Funds available only to a Plan of an entity whose retirement plan assets are already invested in Class A shares and which total at least $50 million, and (2) you will make Class R shares of the Funds available only to a Plan of an entity whose retirement plan assets total at least $50 million.

c. For a Plan of an entity whose retirement plan assets total less than $50 million, we may, at our discretion, approve in writing your making Class A shares available to the Plan if the entity's retirement plan assets are already invested in Class A shares and if the Plan uses the services of an independent financial intermediary (e.g., broker, financial advisor, consultant, or RIA). The financial intermediary must provide us with the following information in writing prior to any approval we might give: (1) the name of the financial intermediary and the firm with whom the financial intermediary is affiliated, (2) the name of the proposed Plan, (3) the name of the Fund(s) and share class (i.e., Class A or R) in which the Plan intends to invest, (4) a statement that identifies you or another entity as the one providing recordkeeping services to the Plan, and (5) a statement from the financial intermediary that acknowledges you as the broker-dealer of record and that no compensation under this Agreement will be paid to the financial intermediary from American Funds.

d. For a Plan of an entity whose retirement plan assets total less than $50 million, we may, at our discretion, approve in writing your making Class R shares available to the Plan if it uses the services of an independent financial intermediary (e.g., broker, financial advisor, consultant, or RIA). The financial intermediary must provide us in writing with the same information listed in paragraph c prior to any approval we might give.

2.   Compensation on Class A Shares

     In consideration of your acting as agent for your customers in connection with the purchase and redemption of Fund shares and to compensate you for providing certain services to your customers, we will pay you compensation as described below, subject to your compliance with the following terms. Your eligibility to continue receiving this compensation will be evaluated periodically, and your failure to comply with the terms below may result in our discontinuing ongoing payments to you. Initial qualification does not assure continued participation, and the payment of this compensation is subject to the limitations contained in each Fund's Plan of Distribution and may be varied or discontinued by us at any time.

a. You agree to cooperate as requested with programs that we provide to enhance shareholder service. You also agree to assume an active role in providing shareholder services such as processing purchase and redemption transactions, establishing shareholder accounts, and providing certain information and assistance with respect to the Funds.

b. You agree to support our marketing efforts by granting reasonable requests for visits to your offices by our wholesalers.

c. You agree to assign an individual to each Plan account on your books and to reassign the account should that individual no longer be assigned to the account. You agree to instruct each such individual to regularly contact shareholders having accounts so assigned.

d. You agree to pass through either directly or indirectly to the individual(s) assigned to such accounts a share of the compensation paid to you pursuant to this Agreement. You recognize that payments under this Agreement are intended to compensate the individual for providing, and encourage the individual to continue to provide, service to the account holder.

e. You acknowledge that (i) all compensation is subject to the limitations contained in each Fund's Plan of Distribution and may be varied or discontinued at any time, (ii) in order to receive a payment for a particular month, the payment must amount to at least $100, and (iii) no compensation will be paid on shares purchased under the net asset value purchase privilege as described in the Funds' statements of additional information.

f. You will be paid a monthly fee in respect of Class A shares of Funds held in accounts that are assigned to you. The fee shall be the product of the average daily net asset value of Class A shares of Funds in Category 1 and Category 2 on the attached Schedule A held in such accounts for the applicable month multiplied by one-twelfth of 0.25%. The rate for Class A shares of Funds in Category 3 on the attached Schedule A shall be one-twelfth of 0.15%.


3.   Retirement   Plan  Share  Classes  (R  shares)  and  Account  Options  (for retirement plans only)

a. We will pay you ongoing compensation on a quarterly basis, at the applicable annual rate set forth below, of the average daily net asset value of R shares of Funds listed in Category 1, Category 2 and Category 3 on the attached Schedule A that are held in a Plan account assigned to you at the end of the quarter for which payment is made. The payment of this ongoing compensation is subject to the limitations contained in each Fund's Plan of Distribution and may be varied or discontinued at any time. We expect that you will maintain one account for each of your Plan customers on the books of the Funds.

     R Share Class                   Annual Compensation Rate
       Class R-1                               1.00%
       Class R-2                               0.75%
       Class R-3                               0.50%
       Class R-4                               0.25%
       Class R-5                       No compensation paid

b. If you hold Plan accounts in an omnibus account (i.e., multiple Plans in one account on the books of the Funds), Plans that are added to the omnibus account after May 15, 2002 may invest only in R shares, and you must execute an Omnibus Addendum to the Selling Group Agreement, which you can obtain by calling our Home Office Service Team at 800/421-5475, extension 59.

4.   Order Processing

     Any order by you for the purchase of shares of the respective Funds through us shall be accepted at the time when it is received by us (or any clearinghouse agency that we may designate from time to time), and at the offering and sale price next determined, unless rejected by us or the respective Funds. In addition to the right to reject any order, the Funds have reserved the right to withhold shares from sale temporarily or permanently. We will not accept any order from you that is placed on a conditional basis or subject to any delay or contingency prior to execution. The procedure relating to the handling of orders shall be subject to instructions that we shall forward from time to time to all members of the Selling Group. The shares purchased will be issued by the respective Funds only against receipt of the purchase price, in collected New York or Los Angeles Clearing House funds. If payment for the shares purchased is not received within three days after the date of confirmation the sale may be cancelled forthwith, by us or by the respective Funds, without any responsibility or liability on our part or on the part of the Funds, and we and/or the respective Funds may hold you responsible for any loss, expense, liability or damage, including loss of profit suffered by us and/or the respective Funds, resulting from your delay or failure to make payment as aforesaid. If this section conflicts with provisions of any operational agreement you have with any of our affiliates, such operational agreement shall control.

5.   Timeliness of Submitting Orders

     You are obliged to date and indicate the time of receipt of all orders you receive from your customers and to transmit promptly all orders to us in time to provide for processing at the price next determined after receipt by you, in accordance with the Prospectuses. You are not to withhold placing with us orders received from any customers for the purchase of shares. You shall not purchase shares through us except for the purpose of covering purchase orders already received by you, or for your bona fide investment.

6.   Repurchase of Shares

     If any share is repurchased by any of the Funds or is tendered thereto for redemption within seven business days after confirmation by us of the original purchase order from you for such security, you shall forthwith refund to us the full compensation paid to you on the original sale.

7.   Processing Redemption Requests

     You shall not purchase any share of any of the Funds from a record holder at a price lower than the net asset value next determined by or for the Funds' shares. You shall, however, be permitted to sell any shares for the account of a shareholder of the Funds at the net asset value currently quoted by or for the Funds' shares, and may charge a fair service fee for handling the transaction provided you disclose the fee to the record owner.

8.   Prospectuses and Marketing Materials

     We shall furnish you without charge reasonable quantities of offering Prospectuses (including any supplements currently in effect), current shareholder reports of the Funds, and sales materials issued by us from time to time. In the purchase of shares through us, you are entitled to rely only on the information contained in the offering Prospectus(es). You may not publish any advertisement or distribute sales literature or other written material to the public that makes reference to us or any of the Funds (except material that we furnished to you) without our prior written approval.

9.   Effect of Prospectus

     This Agreement is in all respects subject to statements regarding the sale and repurchase or redemption of shares made in offering Prospectuses of the Funds, which shall control and override any provision to the contrary in this Agreement.

10.  Relationship of Parties

     You shall make available shares of the Funds only through us. In no transaction (whether of purchase or sale) shall you have any authority to act as agent for, partner of, or participant in a joint venture with us or with the Funds or any other entity having either a Selling Group Agreement or other agreement with us.

11.  State Securities Qualification

     We act solely as agent for the Funds and are not responsible for qualifying the Funds or their shares for sale in any jurisdiction. Upon written request we will provide you with a list of the jurisdictions in which the Funds or their shares are qualified for sale. We also are not responsible for the issuance, form, validity, enforceability or value of Fund shares.

12.  Representations

a. You represent that you are (a) a properly registered or licensed broker or dealer under applicable federal and state securities laws and regulations and are complying with and will continue to comply with all applicable federal and state laws, rules and regulations; a member of the National Association of Securities Dealers, Inc. (NASD); and your membership with the NASD is not currently suspended or terminated; or (b) a "bank" as defined in Section 3(a)(6) of the Securities Exchange Act of 1934 (or other financial institution) and not otherwise required to register as a broker or dealer under such Act or any state laws. You agree to notify us immediately in writing if any of the foregoing representations ceases to be true to a material extent. You also agree that, if you are a bank or other financial institution as set forth above, you will comply with the applicable rules of the NASD, that you will maintain adequate records with respect to your customers and their transactions, and that such transactions will be without recourse against you by your customers. We recognize that, in addition to applicable provisions of state and federal securities laws, you may be subject to the provisions of other laws governing, among other things, the conduct of activities by federal- and state-chartered and supervised financial institutions and their affiliated organizations. Because you will be the only entity having a direct relationship with the customer in connection with securities purchases hereunder, you will be responsible in that relationship for ensuring compliance with all applicable federal and state laws, rules and regulations relating to securities purchases hereunder.

b. We represent that (a) we are acting as an underwriter within the meaning of the applicable rules of the NASD and are complying with and will continue to comply with all applicable federal and state laws, rules and regulations, (b) we are a member of the NASD and (c) our membership with the NASD is not currently suspended or terminated. We agree to notify you immediately in writing if any of the foregoing representations ceases to be true to a material extent.


13.  Confidentiality

     Each party to this Agreement agrees to maintain all information received from the other party pursuant to this Agreement in confidence, and each party agrees not to use any such information for any purpose, or disclose any such information to any person, except as permitted by applicable laws, rules and regulations. This provision shall survive the termination of this Agreement.

14.  Termination

     Either of us may cancel this Agreement at any time by written notice to the other.

15.  Notices

     All communications to us should be sent to the above address. Any notice to you shall be duly given if mailed or sent by overnight courier to you at the address specified by you below.


                                    * * * * *

Execute this Agreement in duplicate and return one of the duplicate originals to us for our file. This Agreement (i) may be amended by notification from us and orders received following such notification shall be deemed to be an acceptance of any such amendment and (ii) shall be construed in accordance with the laws of the State of California.



Very truly yours,
American Funds Distributors, Inc.


 By___________________________________________________________
     Kevin G. Clifford
     President



 Accepted

--------------------------------------------------------------
            Firm


 By___________________________________________________________
             Officer or Partner

--------------------------------------------------------------
             Print Name

--------------------------------------------------------------
             Title


Address:

--------------------------------------------------------------

--------------------------------------------------------------


Date:

--------------------------------------------------------------

Schedule A
January 15, 2001
(supersedes Schedule A dated May 3, 1999)



Category 1                                  Category 2

AMCAP Fund                                  American High-Income Trust
American Balanced Fund                      Bond Fund of America
American Mutual Fund                        Capital World Bond Fund
Capital Income Builder                      Intermediate Bond Fund of America
Capital World Growth and Income Fund        U.S. Government Securities Fund
EuroPacific Growth Fund
Fundamental Investors
Growth Fund of America
Income Fund of America
Investment Company of America
New Economy Fund
New Perspective Fund
New World Fund
SMALLCAP World Fund
Washington Mutual Investors Fund



                     Category 3

                     Cash Management Trust of America
                     U.S. Treasury Money Fund of America